Exhibit 5.1

100 LIGHT STREET BALTIMORE, MARYLAND 21202 PHONE: 410-685-1120 FAX: 410-547-0699
www.bakerdonelson.com

April 26, 2018

Sun Communities, Inc.

27777 Franklin Road, Suite 200

Southfield, Michigan 48034

Re:	Sun Communities, Inc. – Registration Statement on Form S-3

(File No: 333-224179) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special Maryland counsel to Sun Communities, Inc., a Maryland corporation (the “Company”), in connection with the issuance of up to $399,880,559 in shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, from time to time (the “Offering”) pursuant to the above-referenced Registration Statement, including all amendments thereto, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the regulations promulgated thereunder. The Registration Statement includes a prospectus dated April 6, 2018, and a prospectus supplement (the “Prospectus Supplement”) filed with the Commission on April 26, 2018 (collectively, the “Prospectus”) to be furnished to potential purchasers in the Offering. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have reviewed the originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

A.    the Registration Statement, including the Prospectus;

B.    the charter of the Company, certified on the date hereof as being a true, correct and complete copy thereof by the Secretary of the Company (the “Charter Documents”);

C.    the Third Amended and Restated Bylaws of the Company, certified on the date hereof as being a true, correct and complete copy thereof by the Secretary of the Company;

D.    the At the Market Offering Sales Agreement, dated July 28, 2017, and that certain Amendment No. 1 to At the Market Offering Sales Agreement, dated April 26, 2018, among the Company, Sun Communities Operating Limited Partnership, BMO Capital Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global

Sun Communities, Inc.

April 26, 2018

Markets Inc., Robert W. Baird & Co. Incorporated, Fifth Third Securities, Inc., RBC Capital Markets, LLC, BTIG, LLC, Jefferies LLC, Credit Suisse Securities (USA) LLC and Samuel A. Ramirez & Company, Inc. (together, the “Agreement”);

E.    certain resolutions adopted by the Board of Directors of the Company regarding the Offering, the Agreement and the filing of the Prospectus Supplement (the “Resolutions”);

F.    a certificate of the Company regarding certain matters related to the Agreement, the issuance and sale of the Shares in the Offering, the Registration Statement and the Prospectus Supplement (the “Certificate”);

G.    a certificate of the Maryland State Department of Assessments and Taxation dated April 24, 2018 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; and

H.    such other documents, corporate records and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter.

In rendering the opinion set forth below, we have assumed: (i) the genuineness of all signatures and the legal capacity of all individuals who have executed any of the documents reviewed by us; (ii) the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified, photostatic or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), and that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; (iii) that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and that there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise; (iv) that all documents submitted to us and public records we reviewed or relied upon are accurate and complete; (v) that the Charter Documents, the Bylaws and the Resolutions have not been amended or rescinded; and (vi) that the persons identified as officers of the Company are actually serving as such and that any certificates representing the Shares will be properly executed by one or more such persons.

We have also assumed that: (i) the resolutions and actions reflected in the minutes of any meetings of the Board of Directors (and committees thereof) of the Company authorizing the Company to issue, offer and sell the Shares are, and will be, in full force and effect at all times at which any Shares are offered or sold by the Company; (ii) the Registration Statement and any amendment thereto will remain effective at the time of the issuance of the Shares thereunder; (iii) at the time of the issuance of the Shares, the Company or its transfer agent will record in the Company’s stock ledger the name of the persons to whom such Shares are issued; (iv) none of the Shares will be issued in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter Documents; (v) the Company will remain duly organized, validly existing and in good standing under Maryland law at the time any Shares are issued; (vi) as to all acts

Sun Communities, Inc.

April 26, 2018

undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, the persons acting on behalf of the governmental authority have the power and authority to do so, and all actions taken by such persons on behalf of such governmental authority are valid, legal and sufficient; and (vii) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (a) made by public officers, (b) made by officers or representatives of the Company, including certifications made in the Certificate, and (c) in any documents we have reviewed, are accurate, true, correct and complete in all material respects.

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents reviewed by us, the statements and information set forth in such documents, the Certificate and the additional matters recited or assumed in this letter, all of which we assume to be true, complete and accurate in all respects.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Offering against payment of the consideration therefor as contemplated by the Registration Statement, the Prospectus and the Agreement, will be validly issued, fully paid and nonassessable.

The foregoing opinion is based on and is limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinion expressed herein after the date hereof. The opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

Sun Communities, Inc.

April 26, 2018

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Company’s Current Report on Form 8-K relating to the filing of the Prospectus Supplement, which is incorporated by reference in the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, a professional corporation

By:	/s/ Kenneth B. Abel
Kenneth B. Abel
Authorized Representative